UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Soliciting Material under § 240.14a-12

REVIVA PHARMACEUTICALS HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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REVIVA PHARMACEUTICALS HOLDINGS, INC.
19925 STEVENS CREEK BLVD., SUITE 100

CUPERTINO, CA 95014

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on November 13, 2023

To the Stockholders of Reviva Pharmaceuticals Holdings, Inc.

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Reviva Pharmaceuticals Holdings, Inc. (the “Company”) to be held on Monday, November 13, 2023 at 11:00 a.m. Pacific Time. The Annual Meeting will be held virtually via the Internet at www.virtualshareholdermeeting.com/RVPH2023. You will not be able to attend the Annual Meeting at a physical location. At the Annual Meeting, stockholders will act on the following matters:

●	To elect five director nominees to serve as directors until the next annual meeting of stockholders;

●	To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023; and

●	To consider any other matters that may properly come before the Annual Meeting.

Only stockholders of record at the close of business on September 29, 2023 are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote electronically via the Internet or by telephone, or, please complete, sign, date and return the accompanying proxy card or voting instruction card in the enclosed postage-paid envelope. If you attend the Annual Meeting and prefer to vote during the Annual Meeting, you may do so even if you have already voted your shares. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the Annual Meeting.

By Order of the Board of Directors /s/ Laxminarayan Bhat Laxminarayan Bhat Chief Executive Officer

October 4, 2023

Cupertino, California

PROXY STATEMENT

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REVIVA PHARMACEUTICALS HOLDINGS, INC.
19925 STEVENS CREEK BLVD., SUITE 100

CUPERTINO, CA 95014

PROXY STATEMENT

This proxy statement contains information related to the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Monday, November 13, 2023 at 11:00 a.m. Pacific Time. We are planning to hold the Annual Meeting virtually via the Internet, or at such other time and place to which the Annual Meeting may be adjourned or postponed. In order to attend our Annual Meeting, you must log in to www.virtualshareholdermeeting.com/RVPH2023 using the 16-digit control number on the proxy card that accompanied the proxy materials.

Proxies for the Annual Meeting are being solicited by the Board of Directors (the “Board”) of Reviva Pharmaceuticals Holdings, Inc. (the “Company”). This proxy statement is first being made available to stockholders on or about October 4, 2023. A list of record holders of the Company’s common stock entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at our principal offices at 19925 Stevens Creek Blvd., Suite 100, Cupertino, CA 95014, during normal business hours for ten days prior to the Annual Meeting (the “Stockholder List”) and available during the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 13, 2023:

Our proxy materials including this Proxy Statement for the Annual Meeting, our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and the proxy card or voting instruction form are available on the Internet at www.proxyvote.com. Under Securities and Exchange Commission (“SEC”) rules, we are providing access to our proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet.

ABOUT THE MEETING

Why are we calling this Annual Meeting?

We are calling the Annual Meeting to seek the approval of our stockholders:

●	To elect five director nominees to serve as directors until the next annual meeting of stockholders;

●	To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023; and

●	To consider any other matters that may properly come before the Annual Meeting.

What are the Board’s recommendations?

Our Board believes that the election of the director nominees identified herein and the appointment of Moss Adams LLP as our independent registered public accounting firm for the year ending December 31, 2023 are advisable and in the best interests of the Company and its stockholders and recommends that you vote FOR each of the proposals.

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy, as further described below. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet. You may specify whether your shares should be voted for or withheld for each nominee for director and whether your shares should be voted for, against or abstain with respect to the other proposal. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the recommendations of the Board, as set forth above. Voting by proxy will not affect your right to attend the Annual Meeting. With respect to any other matter that properly comes before our Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, at their own discretion.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date, September 29, 2023 (the “Record Date”), are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. Holders of our common stock are entitled to one vote per share on each matter to be voted upon.

As of the Record Date, we had 22,650,266 outstanding shares of common stock.

Who can attend the Annual Meeting?

All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Attendance at the Annual Meeting shall solely be via the Internet at www.virtualshareholdermeeting.com/RVPH2023 using the 16-digit control number on the proxy card that accompanied the proxy materials. Stockholders will not be able to attend the Annual Meeting at a physical location.

The live webcast of the Annual Meeting will begin promptly at 11:00 a.m. Pacific Time. Online access to the webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for our stockholders to log in and test their devices’ audio system. We encourage our stockholders to access the Annual Meeting in advance of the designated start time.

An online portal will be available to our stockholders at www.proxyvote.com commencing approximately on or about October 4, 2023. By accessing this portal, stockholders will be able to vote in advance of the Annual Meeting. Stockholders may also vote, and submit questions, during the Annual Meeting at www.virtualshareholdermeeting.com/RVPH2023. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your proxy card to submit questions and vote at our Annual Meeting. If you hold your shares in “street name” (that is, through a broker or other nominee), you will need authorization from your broker or nominee in order to vote. We intend to answer questions submitted during the Annual Meeting that are pertinent to the Company and the items being brought for stockholder vote at the Annual Meeting, as time permits, and in accordance with the Rules of Conduct for the Annual Meeting. To promote fairness, efficiently use the Company’s resources and ensure all stockholder questions are able to be addressed, we will respond to no more than three questions from a single stockholder. We have retained Broadridge Financial Solutions to host our virtual Annual Meeting and to distribute, receive, count and tabulate proxies.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum for our Annual Meeting. Signed proxies received but not voted and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting.

How do I vote?

You may vote on the Internet, by telephone, by mail or by attending the Annual Meeting and voting electronically, all as described below. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card or voting instruction card.

Vote on the Internet

If you are a stockholder of record, you may submit your proxy by going to www.proxyvote.com, and following the instructions provided in the proxy card that accompanied the proxy materials. If your shares are held with a broker, you will need to go to the website provided on your proxy card. Have your proxy card in hand when you access the voting website. On the Internet voting site, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials. Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Time, on November 12, 2023.

Vote by Telephone

If you are a stockholder of record, you can also vote by telephone by dialing 1-800-690-6903. If your shares are held with a broker, you can vote by telephone by dialing the number specified on your voting instruction card. Have your proxy card or voting instruction card in hand when you call. Telephone voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Time, on November 12, 2023.

Vote by Mail

You may choose to vote by mail, by marking your proxy card or voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided. If the envelope is missing and you are a stockholder of record, please mail your completed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If the envelope is missing and your shares are held with a broker, please mail your completed voting instruction card to the address specified therein. Please allow sufficient time for mailing if you decide to vote by mail as it must be received by 11:59 p.m. on November 12, 2023.

Voting at the Annual Meeting

You will have the right to vote at the Annual Meeting.

You will have the right to vote on the day of, or during, the Annual Meeting on www.virtualshareholdermeeting.com/RVPH2023. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your proxy card to vote at our Annual Meeting.

Even if you plan to attend our Annual Meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend our Annual Meeting.

The shares voted electronically, telephonically, or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting.

What if I vote and then change my mind?

You may revoke your proxy at any time before it is exercised by:

●	filing with the Secretary of the Company a notice of revocation;

●	submitting a later-dated vote by telephone or on the Internet;

●	sending in another duly executed proxy bearing a later date; or

●	attending the Annual Meeting remotely and casting your vote in the manner set forth above.

Your latest vote will be the vote that is counted.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote at the Annual Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not vote your shares or otherwise provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in “What vote is required to approve each proposal?” below.

What vote is required to approve each proposal?

The holders of a majority of our common stock outstanding on the Record Date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Pursuant to Delaware corporate law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

Assuming that a quorum is present, the following votes will be required:

●

With respect to the first proposal (election of directors, “Proposal 1”), directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. You may vote “For” all the nominees to the Board, you may “Withhold” your vote for all nominees or you may vote “For” all nominees except for any nominee(s) you specify. Because directors are elected by plurality, directions to withhold authority will not be counted as votes cast for the election of directors and accordingly will not affect the outcome of the vote on this proposal. We believe Proposal 1 is likely to be considered “non-routine”, which means that brokers cannot vote your uninstructed shares with respect to this proposal when they do not receive voting instructions from you. See “What are ‘broker non-votes’?”, below. As a result, abstentions and “broker non-votes” (see below), if any, will not affect the outcome of the vote on this proposal.

●

The second proposal, to ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the year ending December 31, 2023 (“Proposal 2”), requires the affirmative vote of a majority of the total votes cast, in person or by proxy. With respect to Proposal 2, you may vote “For” or “Against” or abstain from voting. This Proposal 2 is generally considered to be a “routine” matter which means that banks, brokers or other nominees will have discretionary authority to vote on this matter. Accordingly, no broker non-votes are expected on this Proposal 2.  Abstentions and “broker non-votes”, if any, will not be counted as votes cast and accordingly will not affect the outcome of the vote on this proposal.

Holders of the common stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the Annual Meeting.

What are “broker non-votes”?

If you are a beneficial owner of shares registered in the name of your bank, broker or other agent, your shares are held by your broker, bank or other agent as your nominee, or in “street name,” and you will need to obtain a proxy form from the organization that holds your shares and follow the instructions included on that form regarding how to instruct the organization to vote your shares. Banks, brokers and other agents acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange, but are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee as to how to vote your shares, if you wish to ensure that your shares voted at the Annual Meeting on all matters and if you wish to direct the voting of your shares on “routine” matters.

A broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the matter being considered and has not received instructions from the beneficial owner.

The election of directors (Proposal 1) is generally not considered to be a “routine” matter and brokers are not permitted to vote on such matters if the broker has not received instructions from the beneficial owner. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares. The ratification of our independent registered public accounting firm (Proposal 2) is generally considered to be a “routine” matter, and hence your brokerage firm may be able to vote on Proposal 2 even if it does not receive instructions from you, so long as it holds your shares in its name.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board and will pay all expenses associated therewith. Some of our officers, directors and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means.

We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

PROPOSAL 1: TO ELECT FIVE DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED

Our Board is currently composed of five directors. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy, including vacancies created by an increase in the number of directors, shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal.

Each of the nominees listed below is currently one of our directors. If elected at the Annual Meeting, each of these nominees would serve until the next annual meeting and until his successor has been duly elected and qualified, or, if sooner, until his earlier resignation, death or removal.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Directions to withhold authority, abstentions and broker non-votes will not be counted as votes cast in the election of directors and accordingly will not affect the outcome of the election. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the five nominees named below. The director nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five director nominees named below. If any director nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Prior to the consummation of the transactions (the “Business Combination”) contemplated by the Merger Agreement dated as of July 20, 2020 (as amended, the “Merger Agreement”), certain of our nominees served on the board of directors of Reviva Pharmaceuticals, Inc., a Delaware corporation (“Old Reviva”) and our predecessor company, formerly known as Tenzing Acquisition Corp., a British Virgin Islands exempted company (“Tenzing”).

Nominees for Election until the Next Annual Meeting

The following table sets forth the name, age, position and tenure of each of our directors who are up for re-election at the Annual Meeting:

Name	Age	Position(s)	Served as an Officer or Director Since
Laxminarayan Bhat	58	President, Chief Executive Officer, Director	2020
Parag Saxena	68	Chairman of the Board	2020
Richard Margolin	72	Director	2020
Purav Patel	41	Director	2020
Les Funtleyder	54	Director	2020

The following includes a brief biography of each of the nominees standing for election to the Board at the Annual Meeting, based on information furnished to us by each director nominee, with each biography including information regarding the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the applicable nominee should serve as a member of our Board.

Directors

Laxminarayan Bhat, President, Chief Executive Officer and Director

Dr. Bhat is the founder of our company and has served as our President, Chief Executive Officer and a member of our Board since December 2020 and prior to this, served as President, Chief Executive Officer and a director of Old Reviva since its inception in 2006. From 2000 to 2004, Dr. Bhat served as research scientist at XenoPort, Inc., now a part of Arbor Pharmaceuticals, LLC (NYSE: ABR), a public company engaged in the pharmaceuticals business. Dr. Bhat also served as a research scientist, from 2004 to 2006, at ARYx Therapeutics Inc, (previously trading under OTCM: ARYX), a former public company that focused on the development of pharmaceutical products. From 1997 to 2000, Dr. Bhat served as a post-doctoral researcher in the Drug Discovery Program at the Higuchi Biosciences Center, a biomedical research center at the University of Kansas. Dr. Bhat has over 20 years’ experience in drug discovery and development. Dr. Bhat has received a global post-doctoral training at the University of Kansas, USA, the Georg-August-Universität, Göttingen, Germany and the Université du Maine, France. In 1995, he was selected for the Alexander von Humboldt fellowship, an internationally recognized award for young scientists to pursue advanced research in Germany. Dr. Bhat received his Ph.D. in synthetic organic chemistry from the Central University (NEHU), India.

We believe Dr. Bhat’s history as the founder of the Company and his experience in drug discovery and development qualifies him to serve on our Board.

Parag Saxena, Chairman of the Board

Mr. Saxena has served as Chairman of the Board since December 2020, and prior to this, served as Chairman of the board of directors of Tenzing since 2018. Mr. Saxena has extensive investment experience in the U.S. and in the Indian subcontinent. Mr. Saxena co-founded Vedanta Management LP (or Vedanta) and NSR Advisors in 2006, private equity investment management firms, which received limited partner commitments of approximately $2 billion. He is the Managing Partner and Chief Executive Officer of both firms. Previously, he was Chief Executive Officer of INVESCO Private Capital (and its predecessor firms), a venture capital firm in the U.S. During his 23-year tenure, over 300 investments were made, including Amgen, Costco, PictureTel, Polycom, Staples and Starbucks. Mr. Saxena led more than 90 investments for INVESCO Private Capital (and its predecessor firms), a third of which went on to become public companies. These investments include Alkermes, Celgene, Genomic Health, Indigo, Masimo, Transgenomic, Xenon Pharmaceuticals, Amber Networks, ARM Holdings, MetroPCS, and Volterra. Mr. Saxena has served on committees advising the Prime Minister of India on foreign direct investments, and the Planning Commission of India on venture capital. He is a Director of the Indian Institute of Technology, Bombay’s Heritage Fund and was a Trustee of the Bharatiya Vidya Bhavan. He is on the Advisory Board of the Center for Advanced Studies on India at the University of Pennsylvania and is on the Indian Advisory Council and President’s Advisory Council on Biology and Medicine at Brown University. Mr. Saxena was the President of TiE Tri-State (NY, CT, NJ) from 2003 to 2010. He was also on Mayor Bloomberg’s Applied Sciences NYC Advisory Committee. Mr. Saxena received an M.B.A. from the Wharton School of the University of Pennsylvania. He earned a B.Tech. from the Indian Institute of Technology, Bombay and an M.S. in Chemical Engineering from the West Virginia College of Graduate Studies.

We believe Mr. Saxena’s deep financial, entrepreneurial and business expertise and extensive experience as a member of the boards and board committees of other public companies qualifies him to serve on our Board.

Richard Margolin, Director

Dr. Margolin has served as a member of our Board since December 2020. Dr. Margolin currently serves as the Chief Medical Officer of Eikonizo Therapeutics, Inc., a biotechnology company since January 2020, and he is the Founder and Principal Consultant of CNS Research Solutions LLC, a consulting firm supporting the development of novel therapeutics for CNS disorders since May 2018. From February 2020 until July 2023, Dr. Margolin served as Senior Vice President, Translational Sciences and Clinical Development at TauC3 Biologics Ltd., a privately held British biopharmaceutical company. From December 2016 to April 2018, Dr. Margolin served as Executive Director, Internal Medicine Research Unit at Pfizer, Inc. (NYSE: PFE), a publicly-traded pharmaceutical company. From November 2013 to December 2016, Dr. Margolin served as the Vice President, Clinical Development at CereSpir, Inc., a biotechnology company. Previously, he held positions in two major pharmaceutical companies, and earlier in his career he held leadership positions in psychiatry departments of two major U.S. medical schools. Dr. Margolin earned his AB from Harvard College and his MD from the University of California, Irvine and received research training at the National Institutes of Health.

We believe Dr. Margolin’s 30 years of experience in pharmaceutical research and development qualifies him to serve on our Board.

Purav Patel, Director

Mr. Patel has served as a member of our Board since December 2020 and prior to this, served as a director of Old Reviva since May 2017. Mr. Patel has also been Founder and Managing Partner of Buena Vista Fund I, a company engaged in the business of startup investments since 2014. Mr. Patel has over 17 years of experience in business operations and scaling startups. Mr. Patel serves on the Board of Pratham, a charitable organization with the mission to vastly improve the quality of education for underprivileged children and youth across India. Mr. Patel holds a Bachelor’s Degree in Biology and Business from the University of Texas. Mr. Patel is skilled at financial analysis, business operations and fundraising.

We believe Mr. Patel’s 15 years of knowledge of the Company’s history, team, investors and product candidates qualifies him to serve on our Board.

Les Funtleyder, Director

Mr. Funtleyder has served as a member of our Board since December 2020. Mr. Funtleyder has served as a member of the board of directors of Applied Therapeutics Inc. (NASDAQ: APLT), a clinical-stage biopharmaceutical company, since June 2016 and served as its interim Chief Financial Officer from December 2018 to April 2019. Mr. Funtleyder has also served as a healthcare portfolio manager at E Squared Capital Management, LLC since January 2014, a senior external advisor with McKinsey and Co. since June 2017, and a consulting partner at Bluecloud Health, a private equity healthcare fund, since December 2013. Mr. Funtleyder previously served as the director of strategic investments and communications of OPKO Health Inc. (NASDAQ: OPK), a publicly traded healthcare company, from April 2014 to June 2016. Mr. Funtleyder currently serves on the board of directors of several private healthcare companies and foundations. Mr. Funtleyder is also an adjunct professor of Healthcare Investing at Columbia University’s School of Public Health. Mr. Funtleyder received his B.A. from Tulane University and MPH from Columbia University Mailman School of Public Health.

We believe Mr. Funtleyder’s extensive experience managing and investing in the healthcare industry and his experience serving as the CFO of another publicly-traded pharmaceutical company qualifies him to serve on our Board.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

Board of Director Composition

Our Board is currently composed of five directors. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.

We have no formal policy regarding Board diversity. Our priority in selection of Board members is identification of members who will further the interests of our stockholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among Board members, knowledge of our business and understanding of the competitive landscape.

Board of Director Meetings

Our Board met eleven times in 2022. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which such directors served on the Board) and (ii) the total number of meetings of all committees of our Board on which the director served (during the periods for which the director served on such committee or committees). We do not have a formal policy requiring members of the Board to attend our annual meetings. Our last annual meeting was held on November 10, 2022. All of our directors serving at the time attended last year’s annual meeting.

Director Independence

Our common stock is listed on The NASDAQ Capital Market. Under the rules of The NASDAQ Capital Market, independent directors must comprise a majority of our Board. In addition, the rules of The NASDAQ Capital Market require that all the members of such committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Compensation committee members must also satisfy the independence criteria established by The NASDAQ Capital Market in accordance with Rule 10C-1 under the Exchange Act. Under the rules of The NASDAQ Capital Market, a director will only qualify as an “independent director” if, among other qualifications, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board undertook a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, our Board has determined that Mr. Saxena, Mr. Funtleyder, Mr. Patel and Dr. Margolin, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of The NASDAQ Capital Market and the SEC.

In making this determination, our Board considered the relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence. We intend to comply with the other independence requirements for committees within the time periods specified above.

Board Committees

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee named above are described below. Members serve on these committees until their resignation or until otherwise determined by our Board.

Audit Committee. Our Audit Committee consists of Mr. Funtleyder, Mr. Patel and Dr. Margolin, with Mr. Funtleyder serving as the Chair of the Audit Committee. The Audit Committee met five times in 2022. Our Board has determined that the directors currently serving on our Audit Committee are independent within the meaning of the NASDAQ Marketplace Rules and Rule 10A-3 under the Exchange Act. In addition, our Board has determined that Mr. Funtleyder qualifies as an audit committee financial expert within the meaning of SEC regulations and the NASDAQ Marketplace Rules.

The Audit Committee oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our registered independent public accountants and reports to our Board any substantive issues found during the audit. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our registered independent public accountants. The Audit Committee reviews and approves all transactions with affiliated parties. Our Board has adopted a written charter for the Audit Committee. A copy of the charter is posted under the “Governance” tab in the “Investors” section of our website, which is located at https://revivapharma.com/.

Compensation Committee. Our Compensation Committee consists of Mr. Patel, Dr. Margolin and Mr. Saxena, with Mr. Patel serving as the Chair of the Compensation Committee. The Compensation Committee met five times in 2022. Our Board has determined that the three directors currently serving on our Compensation Committee are independent under applicable listing standards and are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act.

The Compensation Committee reviews and approves, and provides advice and makes recommendations to our Board, in the areas of employee salaries, benefit programs and director compensation. The Compensation Committee also reviews and approves all forms of non-equity and equity-based compensation of our Chief Executive Officer and other executive officers, and such corporate goals and objectives relevant to such compensation, as applicable. Additionally, our Compensation Committee administers the Company’s equity-based compensation plans. Our Board has adopted a written charter for the Compensation Committee. A copy of the charter is posted under the “Governance” tab in the “Investors” section of our website, which is located at https://revivapharma.com/.

In addition, under its charter, the Compensation Committee has the authority (i) to delegate such of its authority and responsibilities as the Committee deems proper to subcommittees thereof, subject to all applicable laws and regulations, (ii) appoint a chair of the Compensation Committee, unless a chair is designated by the Board, and (iii) have the sole authority and right, at the expense of the Company, to retain legal and other consultants, experts and advisers of its choice to assist the Compensation Committee in connection with its functions, including any studies or investigations, and shall have direct oversight of the work performed by such advisers. The Compensation Committee is required to evaluate the independence of any compensation consultant it engages based on the factors for assessing independence and identifying potential conflicts of interest that are set forth in Exchange Act Rule 10C-1(b)(4), Rule 5605(d)(3)(D) of the NASDAQ Marketplace Rules, and such other factors as the Compensation Committee deems relevant or may be required from time to time pursuant to applicable SEC or NASDAQ rules. Once it considers these factors, the Compensation Committee may select or receive advice from any compensation advisor the Compensation Committee prefers, including one that is not independent.

During fiscal year 2022, after taking into account the factors for assessing independence and identifying potential conflicts of interest as prescribed by the SEC and NASDAQ rules as described above, the Compensation Committee directly engaged FW Cook as its independent compensation consultant. FW Cook was retained to provide an assessment of the Company’s executive and director compensation programs in comparison to executive and non-employee director compensation programs at selected publicly-traded peer companies, and to provide analyses, advice and recommendations regarding the Company’s executive and non-employee director compensation programs. As part of its engagement, FW Cook performed comparative assessments regarding peer companies and provided the Compensation Committee with analyses, advice and recommendations concerning the Company’s compensation programs, including the structure, amount and form of such compensation and the competitiveness thereof. The Compensation Committee’s decision to hire the compensation consultant was not made or recommended by Company management. The compensation consultant did not perform any work for the Company except with respect to the work that it has done directly for the Compensation Committee.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee consists of Mr. Saxena, Mr. Funtleyder and Mr. Patel, with Mr. Saxena serving as the Chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met one time in 2022.

The Nominating and Corporate Governance Committee nominates individuals to be elected to the Board by our stockholders. The Nominating and Corporate Governance Committee considers recommendations from stockholders if submitted in a timely manner in accordance with the procedures set forth in our bylaws and will apply the same criteria to all persons being considered. All members of the Nominating and Corporate Governance Committee are independent directors as defined under the NASDAQ listing standards. Our Board has adopted a written charter for the Nominating and Corporate Governance Committee. A copy of the charter is posted under the “Governance” tab in the “Investors” section of our website, which is located at https://revivapharma.com/.

Stockholder Nominations for Directorships

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names and background to the Secretary of the Company at the address set forth below under “Stockholder Communications” in accordance with the provisions set forth in our bylaws. All such recommendations will be forwarded to the Nominating and Corporate Governance Committee, which will review and only consider such recommendations if appropriate biographical and other information is provided, including, but not limited to, the items listed below, on a timely basis. All security holder recommendations for director candidates must be received by the Company in accordance with the timeframe(s) set forth and other applicable requirements referenced under the heading “Stockholder Proposals” below.

●	the name and address of record of the security holder;

●

a representation that the security holder is a record holder of the Company’s securities, or if the security holder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act;

●

the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;

●	a description of the qualifications and background of the proposed director candidate and a representation that the proposed director candidate meets applicable independence requirements;

●	a description of any arrangements or understandings between the security holder and the proposed director candidate; and

●	the consent of the proposed director candidate to be named in the proxy statement relating to the Annual Meeting and to serve as a director if elected at such Annual Meeting.

Assuming that appropriate information is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board or other persons, as described above and as set forth in its written charter.

Board Diversity

The following Board Diversity Matrix presents our Board diversity statistics in accordance with Nasdaq Rule 5606. The information is based on our directors’ self-reporting and reflects compliance with the objectives of Nasdaq Rule 5605(f)(2)(D) (applicable to companies with boards of five or fewer members) by having at least one director who is Diverse (as defined by Nasdaq Rules). While as noted above we have no formal policy regarding Board diversity, as we pursue future Board recruitment efforts, our Nominating and Corporate Governance Committee will continue to seek candidates who can contribute to the diversity of views and perspectives of the Board. This includes seeking out individuals of diverse backgrounds and perspectives informed by personal and professional experiences.

Board Diversity Matrix (as of October 4, 2023)
Total Number of Directors	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	-	4	-	1
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	3	-	-
Hispanic or Latin	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	-	1	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	1

Board Leadership Structure and Role in Risk Oversight

The positions of our chairman of the Board and chief executive officer are separated. Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the Board to lead our Board in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes the time, effort and energy that the chief executive officer must devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as our Board’s oversight responsibilities continue to grow. Our Board also believes that this structure ensures a greater role for the independent directors in the oversight of our Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board. Our Board believes its administration of its risk oversight function has not affected its leadership structure.

Although our bylaws do not require our chairman and chief executive officer positions to be separate, our Board believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and other reports filed with the SEC. Our Board is actively involved in oversight of risks that could affect us. This oversight is conducted primarily by our full Board, which has responsibility for general oversight of risks.

Our Board will satisfy this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our Company. Our Board believes that full and open communication between management and our Board is essential for effective risk management and oversight.

Stockholder Communications

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, and subject to advice from legal counsel, the Secretary of the Company is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Board as he considers appropriate.

Communications from stockholders will be forwarded to all directors if they relate to important substantive matters or if they include suggestions or comments that the Secretary considers to be important for the Board to know. Communication relating to corporate governance and corporate strategy are more likely to be forwarded to the Board than communications regarding personal grievances, ordinary business matters, and matters as to which the Company tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications to the Board should address such communications to: The Board of Directors, Reviva Pharmaceuticals Holdings, Inc., 19925 Stevens Creek Blvd., Suite 100, Cupertino, CA, Attention: Secretary.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our employees, officers and directors. A current copy of the code is posted under the “Governance” tab in the “Investors” section of our website, which is located at http://revivapharma.com/. We intend to disclose future substantive amendments to certain provisions of our code of business conduct and ethics, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and our directors, on our website identified above or in filings with the SEC.

Anti-Hedging Policy

Under the terms of our insider trading policy, we prohibit each officer, director and employee, and each of their family members and controlled entities, from engaging in certain forms of hedging or monetization transactions. Such transactions include those, such as zero-cost collars and forward sale contracts, that would allow them to lock in much of the value of their stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock, and to continue to own the covered securities but without the full risks and rewards of ownership.

Limitation of Directors Liability and Indemnification

The Delaware General Corporation Law (the “DGCL”) authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our certificate of incorporation, as amended and restated, includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from their actions as a director.

Our certificate of incorporation, as amended and restated, and our bylaws provide that we must indemnify and advance expenses to directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in our certificate of incorporation, as amended and restated, and our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent we pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is currently no pending material litigation or proceeding involving any of our respective directors, officers or employees for which indemnification is sought.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The following table sets forth certain information regarding our current executive officers:

Name	Age	Position(s)	Serving in Position Since
Laxminarayan Bhat	58	President, Chief Executive Officer and Director	2020
Narayan Prabhu	52	Chief Financial Officer	2020

Our executive officers are elected by, and serve at the discretion of, our Board. The business experience for the past five years, and in some instances, for prior years, of each of our executive officers is as follows:

Management

Laxminarayan Bhat, President, Chief Executive Officer and Director

Please see the description appearing under “Proposal 1,” above.

Narayan Prabhu, Chief Financial Officer

Mr. Prabhu joined the Company as Chief Financial Officer in December 2020. Prior to this, from May 2019 to December 2020, Mr. Prabhu had served as an independent consultant providing Interim Chief Financial Officer and Controller services. Mr. Prabhu previously served as the Chief Financial Officer of Sony Biotechnology Inc., a biotechnology company focused on reagents, flow cytometry and spectral imaging from November 2014 to April 2019. From September 2009 to October 2014, Mr. Prabhu served as the M&A Controller at Cisco Systems, Inc. (NASDAQ: CSCO). Mr. Prabhu is a CPA and received his B.S. in Accounting & Finance from Indiana University at Bloomington - Kelley School of Business and MBA from the University of California at Berkeley - Haas School of Business.

EXECUTIVE COMPENSATION

As we are an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to emerging growth companies. The scaled down disclosure rules are those applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for (i) our principal executive officer, (ii) our two most highly compensated executive officers, other than the principal executive officer, whose total compensation for 2022 exceeded $100,000 and who were serving as executive officers as of December 31, 2022, and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to the foregoing clause (ii) but for the fact that the individual was not serving as an executive officer as of December 31, 2022. We refer to these individuals as “named executive officers.” Our named executive officers for the year ended December 31, 2022 were:

●	Laxminarayan Bhat, our Chief Executive Officer and President;

●	Narayan Prabhu, our Chief Financial Officer; and

●	Marc Cantillon, our former Chief Medical Officer who resigned effective July 5, 2022.

2022 Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by, or paid to our named executive officers during the fiscal years ended December 31, 2022 and 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	All other compensation ($)	Total ($)
Laxminarayan Bhat, PhD (2)	2022	400,000	160,000	—	—	560,000
Chief Executive Officer and President	2021	400,000	200,054	—	—	600,054

Marc Cantillon, MD (3)	2022	233,087	115,500	—	—	348,587
Former Chief Medical Officer	2021	385,000	116,981	—	—	501,981

Narayan Prabhu (4)	2022	275,000	137,500	—	—	412,500
Chief Financial Officer	2021	275,000	—	162,134	—	437,134

(1) Amounts reflect the grant date fair value of option awards granted in 2022 and 2021 in accordance with Accounting Standards Codification Topic 718. For information regarding assumptions underlying the valuation of equity awards, see Note 9 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. These amounts do not correspond to the actual value that may be received by the named executive officers if the stock options are exercised.

(2) Laxminarayan Bhat has served as Chief Executive Officer and President since the formation of Old Reviva in May 2006.

(3) Marc Cantillon resigned as our Chief Medical Officer effective July 5, 2022.

(4) Narayan Prabhu began serving as our Chief Financial Officer on December 14, 2020.

Employment Agreements with Our Named Executive Officers

Employment Agreements

Laxminarayan Bhat. On December 14, 2020 we entered into a customary employment agreement with Dr. Bhat (the “Bhat Employment Agreement”). The Bhat Employment Agreement provides for Dr. Bhat to serve as Chief Executive Officer reporting to our Board and provides for an annual base salary of $400,000 (the “Base Salary”). In addition, Dr. Bhat is eligible to receive an annual bonus of up to fifty percent (50%) of his then-Base Salary (the “Target Bonus”), subject to the satisfaction of certain subjective or objective criteria established and approved by our compensation committee. Pursuant to the terms of the Bhat Employment Agreement, Dr. Bhat is eligible to receive equity awards under the Company’s equity incentive plan. The Bhat Employment Agreement contains customary confidentiality and assignment of inventions provisions. In addition, we will indemnify and hold Dr. Bhat harmless, to the maximum extent permitted under applicable law, from and against any liabilities, costs, claims and expenses incurred in defense of any Proceeding (as defined in the Bhat Employment Agreement) that Dr. Bhat is made a party to.

If we terminate Dr. Bhat’s employment without Cause or Dr. Bhat terminates his employment for Good Reason (each as defined in the Bhat Employment Agreement), Dr. Bhat will be entitled to receive (i) the Accrued Amounts (as defined in the Bhat Employment Agreement), and subject to Dr. Bhat’s execution and nonrevocation of a release of claims, (ii) eighteen (18) months of his Base Salary plus one and one-half times his annual Target Bonus (reduced to six (6) months of Base Salary and one-half of his annual Target Bonus if Dr. Bhat’s employment is terminated after the third anniversary of the effective date of the Bhat Employment Agreement) payable in equal installments in accordance with the Company’s normal payroll practices, (iii) twelve (12) months of service credit under all outstanding unvested equity incentive awards granted during Dr. Bhat’s employment (reduced to six (6) months of service credit if Dr. Bhat’s employment is terminated after the third anniversary of the effective date of the Bhat Employment Agreement) and (iv) reimbursement of COBRA coverage for up to eighteen (18) months. If Dr. Bhat’s employment is terminated on account of his death or Disability (as defined in the Bhat Employment Agreement), Dr. Bhat will be entitled to receive the Accrued Amounts and a lump sum payment equal to eighteen (18) months Base Salary and Target Bonus. In addition, if we terminate Dr. Bhat’s employment without Cause or Dr. Bhat terminates his employment for Good Reason within twelve (12) months following a Change in Control (as defined in the Bhat Employment Agreement), Dr. Bhat will be entitled to receive (i) the Accrued Amounts and, subject to Dr. Bhat’s execution and nonrevocation of a release of claims, (ii) a lump sum payment equal to 1.5 times his Base Salary and Target Bonus for the year in which the termination occurs, (iii) accelerated vesting of all of his outstanding equity incentive awards and cash incentive payments and (iv) reimbursement of COBRA coverage for up to eighteen (18) months.

Simultaneously with the execution of the Merger Agreement, Dr. Bhat entered into non-competition and non-solicitation agreement (the “Non-Competition Agreement”), which became effective on December 14, 2020, pursuant to which Dr. Bhat agreed not to compete with Tenzing, Reviva and their respective affiliates during the three (3) year period following the Closing in North America, Europe or India or in any other markets in which Tenzing and Reviva are engaged. Dr. Bhat also agreed that during such three (3) year restricted period to not solicit employees or customers of such entities. The Non-Competition Agreement also contains customary confidential and mutual non-disparagement provisions.

On February 8, 2023, our compensation committee (i) awarded Dr. Bhat a $160,000 bonus for 2022, representing 40% of his then-current base salary, (ii) set Dr. Bhat’s new base salary for 2023 at $450,000, effective as of January 1, 2023, and (iii) determined that Dr. Bhat is eligible to receive a 2023 bonus at a target level of 50% of his then-current base salary, subject to the satisfaction of certain subjective and/or objective criteria established and approved by our compensation committee. On April 25, 2023, our compensation committee awarded Dr. Bhat an option to purchase 443,000 shares of our common stock at an exercise price of $6.74 per share, based on the closing price of our common stock on the grant date in accordance with the terms of our 2020 Equity Incentive Plan. The option was immediately vested as to 50% of the shares subject thereto on the grant date, and provides for vesting as to an additional 1.389% of the shares subject thereto on the last day of each month thereafter.

Narayan Prabhu. On December 14, 2020, an offer letter Old Reviva entered into with Narayan Prabhu, dated October 19, 2020, became effective (the “Prabhu Offer Letter”). The Prabhu Offer Letter provides for Mr. Prabhu to serve as Chief Financial Officer reporting to our Chief Executive Officer or our Board and provides for an annual base salary of $275,000. Pursuant to the Prabhu Offer Letter, Mr. Prabhu’s employment with the Company will be at-will.

In addition, Mr. Prabhu is eligible for a discretionary bonus. Pursuant to the Prabhu Offer Letter, on April 14, 2021, Mr. Prabhu was granted options to purchase up to fifty thousand (50,000) shares of our common stock pursuant to our 2020 Equity Incentive Plan. Pursuant to the terms of the Prabhu Offer Letter, Mr. Prabhu is also eligible to receive, from time to time, equity awards under our 2020 Equity Incentive Plan, or any other equity incentive plan that we may adopt in the future, and the terms and conditions of such awards, if any, will be determined by our Board, or a committee thereof, in their discretion. The Prabhu Offer Letter contains customary confidentiality and assignment of inventions provisions.

On February 8, 2023, our compensation committee (i) awarded Mr. Prabhu a $137,500 bonus for 2022, representing 50% of his then-current base salary (and taking into account that no bonus was paid to Mr. Prabhu for 2021), (ii) set Mr. Prabhu’s new base salary for 2023 at $325,000, effective as of January 1, 2023, and (iii) determined that Mr. Prabhu is eligible to receive a 2023 bonus at a target level of 41% of his then-current base salary, subject to the satisfaction of certain subjective and/or objective criteria established and approved by our compensation committee. On April 25, 2023, our compensation committee awarded Mr. Prabhu an option to purchase 170,000 shares of our common stock at an exercise price of $6.74 per share, based on the closing price of our common stock on the grant date in accordance with the terms of our 2020 Equity Incentive Plan. The option was immediately vested as to 50% of the shares subject thereto on the grant date, and provides for vesting as to an additional 1.389% of the shares subject thereto on the last day of each month thereafter.

Marc Cantillon. Old Reviva entered into an Offer Letter on December 12, 2012 with Marc Cantillon as its Chief Medical Officer (the “2012 Offer Letter”). In October 2015, Dr. Cantillon entered into a letter agreement with Old Reviva pursuant to which Dr. Cantillon agreed to a reduction in his base annual salary to $100,000.00 for an indefinite period of time (the “2015 Reduction Letter”). In March 2016, Dr. Cantillon entered into a letter agreement with Old Reviva pursuant to which Dr. Cantillon agreed to a reduction in his base annual salary to $30,000.00 for an indefinite period of time (the “2016 Reduction Letter,” together with the 2012 Offer Letter and the 2015 Reduction Letter, the “Prior Cantillon Offer Letter”). The Cantillon Offer Letter was assumed by us at the effective time of the Business Combination, pursuant to the Merger Agreement, and constitued at-will employment agreement.

On April 14, 2021, we entered into an Employment Letter with Dr. Cantillon (the “2021 Employment Letter”), which superseded the Prior Cantillon Offer Letter. The 2021 Employment Letter provided for Dr. Cantillon to continue to serve as our Chief Medical Officer reporting to our Chief Executive Officer or our Board and provided for an annual base salary of $385,000, retroactive to December 15, 2020 (the day following the Business Combination). Under the 2021 Employment Letter, Dr. Cantillon was eligible for annual bonuses in the discretion of our Board, with provision that he receive a minimum bonus for 2021 equal to 30% of his 2021 base salary. To receive any bonus, Dr. Cantillon had to be employed by the Company at the time of payment. Dr. Cantillon was also eligible to receive, in the discretion of our Board, equity awards under the Company’s 2020 Equity Incentive Plan. Pursuant to the 2021 Employment Letter, Dr. Cantillon’s employment with the Company continued to be at-will. The 2021 Employment Letter also contains customary confidentiality and assignment of inventions provisions.

Dr. Cantillon resigned as our Chief Medical Officer effective July 5, 2022

Outstanding Equity Awards at Fiscal Year-End — 2022

The following table summarizes, for each of the named executive officers, the number of shares of our common stock underlying outstanding stock options held as of December 31, 2022.

	Option Awards
	Number of Securities Underlying Unexercised Options
Name	Exercisable	Unexercisable		Option Exercise Price ($)	Option Expiration Date

Laxminarayan Bhat, PhD (CEO)	—	—	(1)	—	—

Marc Cantillon, MD (Former CMO)	—	—	(2)	—	—

Narayan Prabhu (CFO)	25,000	25,000	(3)	4.30	04/13/2031

(1) As of December 31, 2022 our principal executive officer did not hold any outstanding equity awards.

(2) Dr. Cantillon resigned as our Chief Medical Officer effective July 5, 2022.

(3) Represents options to purchase shares of our common stock granted on April 14, 2021 with an exercise price of $4.30 per share. The shares underlying the option vest starting December 2020 with 25% after a one-year cliff in December 2021, then straight-line on a monthly basis over the following 36 months from January 2022 to December 2024. The award was made pursuant to the 2020 Equity Incentive Plan.

DIRECTOR COMPENSATION

Director Compensation

The following table sets forth information concerning the compensation paid to certain of our non-employee directors during 2022.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)		Total ($)
Les Funtleyder	51,252	14,651	(2)	65,903
Richard Margolin	45,000	14,651	(3)	59,651
Purav Patel	53,751	14,651	(4)	68,402
Parag Saxena	70,252	14,651	(5)	84,903

(1)

Amounts reflect the aggregate grant date fair value of each stock option granted in 2022 in accordance with the Accounting Standards Codification Topic 718. For information regarding assumptions underlying the valuation of equity awards, see Note 9 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. These amounts do not correspond to the actual value that may be received by the directors if the stock options are exercised.

(2)	The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2022 held by Mr. Funtleyder was 13,200.

(3)	The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2022 held by Dr. Margolin was 13,200.

(4)	The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2022 held by Mr. Patel was 28,427.

(5)	The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2022 held by Mr. Saxena was 13,200.

Non-Employee Director Compensation

On the recommendation of our compensation committee, on June 15, 2021, our board of directors approved a non-employee director compensation policy (the “Non-Employee Director Compensation Policy”). On February 10, 2023, our compensation policy approved certain amendments to equity compensation provisions of the policy (the “February 2023 Amendments”), providing that going forward the equity compensation component of the policy shall consist of equity grants of fixed quantities of shares in lieu of grants determined by reference to a dollar value of shares, as described below. The Non-Employee Director Compensation Policy provides for the following compensation:

The Non-Employee Director Compensation Policy provides for the following cash compensation. The cash compensation component of the Non-Employee Director Compensation Policy was unchanged by the February 2023 Amendments:

●	Each non-employee director is entitled to receive an annual cash retainer fee of $32,500, except that the Chairman of the Board is entitled to receive an annual cash retainer fee of $57,500;

●

Each non-employee director sitting on the Audit Committee is entitled to receive an annual cash retainer fee of $7,500, except that the Chairman of the Audit Committee is entitled to receive an annual cash retainer fee of $15,000;

●

Each non-employee director sitting on the Compensation Committee is entitled to receive an annual cash retainer fee of $5,000, except that the Chairman of the Compensation Committee is entitled to receive an annual cash retainer fee of $10,000;

●

Each non-employee director sitting on the Governance Committee is entitled to receive an annual cash retainer fee of $3,750, except that the Chairman of the Governance Committee is entitled to receive an annual cash retainer fee of $7,750; and

●	No per meeting fees shall be paid.

All annual cash retainer fees under the Non-Employee Director Compensation Policy will be paid quarterly in arrears.

The Non-Employee Director Compensation Policy also provides generally for certain equity compensation under the Company’s existing 2020 Equity Incentive Plan, or any other equity incentive plan the Company may adopt in the future, as described below. Prior to the adoption of the February 2023 Amendments, the equity compensation under the Non-Employee Director Compensation Policy consisted of, and was paid in accordance with, the following:

●

Each non-employee director was entitled to receive, upon initial election, a one-time initial equity grant of nonqualified stock options in respect of a whole number of shares of our common stock with an approximate value of $20,000. All of the shares subject to the initial equity grant shall vest 33% per year over three years from the date of initial election, provided that the recipient remains a director of through each vesting date.

●

Each non-employee director was entitled to receive an annual equity grant of nonqualified stock options in respect of a whole number of shares of the our common stock with an approximate value of $20,000. All of the shares subject to the annual equity grant shall cliff vest after 1-year, provided that the recipient remains a director through the vesting date.

From and after the adoption of the February 2023 Amendments, the equity compensation under the Non-Employee Director Compensation Policy consists of, and is paid in accordance with, the following:

●

Each non-employee director is entitled to receive, upon initial election, a one-time initial equity grant of nonqualified stock options in respect of 8,200 shares of our common stock. All of the shares subject to the initial equity grant shall vest 33% per year over three years from the date of initial election, provided that the recipient remains a director of through each vesting date.

●

Each non-employee director is entitled to receive an annual equity grant of nonqualified stock options in respect of 8,200 shares of our common stock. All of the shares subject to the annual equity grant shall cliff vest after 1-year, provided that the recipient remains a director through such vesting date. Annual equity grants for directors who are initially elected in the 12 months following the most recent annual grant will be pro-rated on a monthly basis based on time of election as appropriate.

Indemnification Agreements

On December 14, 2020, the Board adopted and entered into (a) a form of indemnification agreement (the “Indemnification Agreement”) between the Company and each of its directors and executive officers, except for Parag Saxena, and (b) a form of indemnification agreement (the “Saxena Indemnification Agreement”) with Parag Saxena.

The Indemnification Agreement requires us to indemnify each director and officer to the fullest extent permitted by applicable law, for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred in any threatened, pending or completed action, suit, claim, investigation, inquiry, administrative hearing, arbitration or other proceeding to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of us. Subject to certain limitations, the Indemnification Agreement provides for the advancement of expenses incurred by the indemnitee, and the repayment to us of the amounts advanced to the extent that it is ultimately determined that the indemnitee is not entitled to be indemnified by us. The Indemnification Agreement also creates certain rights in favor of us, including the right to assume the defense of claims and to consent to settlements. The Indemnification Agreement does not exclude any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled under applicable law, the certificate of incorporation or our bylaws, any agreement, a vote of stockholders or disinterested directors, or otherwise.

The Saxena Indemnification Agreement is on substantially the same form as the Indemnification Agreement, except that it includes a provision specifying that the we will act as the indemnitor of first resort and that we will not assert that Mr. Saxena, as indemnitee under the Saxena Indemnification Agreement, must seek expense advancement or reimbursement, or indemnification, from any stockholder of the Company and/or certain of any such stockholder’s affiliates who Mr. Saxena may have rights to indemnification, advancement of expenses and/or insurance from, before we must perform our expense advancement and reimbursement, and indemnification obligations, under the Saxena Indemnification Agreement.

EQUITY COMPENSATION PLAN INFORMATION

2020 Equity Incentive Plan

On December 14, 2020, the 2020 Equity Incentive Plan became effective. The general purpose of the 2020 Equity Incentive Plan is to provide a means whereby employees, officers, directors, consultants, advisors or other individual service providers may develop a sense of proprietorship and personal involvement in our development and financial success, and to encourage them to devote their best efforts to us, thereby advancing our interests and the interests of our stockholders.

2006 Equity Incentive Plan

Old Reviva’s board of directors adopted, and Old Reviva’s stockholders approved, the Reviva Pharmaceuticals, Inc. 2006 Equity Incentive Plan, effective as of August 2006. The Reviva Pharmaceuticals, Inc. 2006 Equity Incentive Plan provided for the grant of incentive stock options, or ISOs, within the meaning of Section 422 of the Code, to Old Reviva’s employees, and for the grant of nonstatutory stock options, or NSOs, and restricted stock awards to Old Reviva’s employees, officers, directors and consultants; provided such consultants render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. As of 2016, no new grants of awards are permitted under the Reviva Pharmaceuticals, Inc. 2006 Equity Incentive Plan.

The Reviva Pharmaceuticals, Inc. 2006 Equity Incentive Plan was amended to change its name to the Reviva Pharmaceuticals Holdings, Inc. 2006 Equity Incentive Plan (the “2006 Equity Incentive Plan”), and each outstanding option to acquire Old Reviva common stock (whether vested or unvested) under the 2006 Equity Incentive Plan was assumed by us and automatically converted into an option to acquire shares of our common stock, with its price and number of shares equitably adjusted based on the conversion of the shares of common stock of Old Reviva into shares of our common stock pursuant to the Merger Agreement.

The following table provides information with respect to our compensation plans under which equity compensation was authorized as of December 31, 2022.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
Plan category	(a)		(b)	(c)(3)
Equity compensation plans approved by security holders(1)	244,774	(2)	$6.32	2,600,063	(4)
Equity compensation plans not approved by security holders	-		-	-
Total	244,774		$6.32	2,600,063

(1)	The amounts shown in this row include securities under the 2006 Equity Incentive Plan and the 2020 Equity Incentive Plan.
(2)

Includes 21,747 and 223,027 shares of common stock issuable upon exercise of outstanding options pursuant to the 2006 Equity Incentive Plan and 2020 Equity Incentive Plan, respectively, as of December 31, 2022.

(3)

Includes, in accordance with the “evergreen” provision in our 2020 Equity Incentive Plan, an additional 1,443,329 shares automatically made available for issuance on the first day of 2022, which represents 10% of the number of shares outstanding on December 31, 2021.

(4)	Includes 0 and 2,600,063 shares of common stock available for issuance under the 2006 Equity Incentive Plan and 2020 Equity Incentive Plan, respectively, as of December 31, 2022.

REPORT OF THE AUDIT COMMITTEE*

The undersigned members of the Audit Committee of the Board of Reviva Pharmaceuticals Holdings, Inc. (the “Company”) submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2022 as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements for the Company for the fiscal year ended December 31, 2022.

2.

The Audit Committee has discussed with the Company’s independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

3.

The Audit Committee has received the written disclosures and the letter from the Company’s independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

4.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.

The Audit Committee of Reviva Pharmaceuticals Holdings, Inc.

Les Funtleyder, Chair

Purav Patel

Richard Margolin

*

The foregoing report of the Audit Committee is not to be deemed “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A or the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the Securities and Exchange Commission.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company on September 29, 2023 by:

●	each person known by the Company to be, or expected to be, the beneficial owner of more than 5% of shares of the Company’s common stock; and

●	each of the Company’s named executive officers and directors.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of the common stock of the Company is based on 22,650,266 shares of common stock issued and outstanding as of September 29, 2023.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned

Named Executive Officers and Directors (1)
Laxminarayan Bhat (2)	2,844,493	12.36%
Marc Cantillon (3)	15,720	*
Les Funtleyder (4)	11,866	*
Richard Margolin (5)	11,866	*
Purav Patel (6)	81,415	*
Narayan Prabhu (7)	237,985	1.04%
Parag Saxena (8)(9)	5,079,540	19.98%
All Directors and Executive Officers as a Group (six persons)	8,267,165	31.83%

Greater than Five Percent Holders:
Tang Capital Partners, L.P. (10)	2,511,230	9.99%

* Less than one percent.

(1)	The business address of each of the officers and directors is c/o Reviva Pharmaceuticals Holdings, Inc., 19925 Stevens Creek Blvd., Suite 100, Cupertino, CA 95014.

(2)

Includes (a) 264,571 shares of common stock issuable upon the exercise of stock options held by Dr. Bhat that are exercisable or will be exercisable within 60 days of September 29, 2023, (b) 5,388 shares of common stock held by Dr. Bhat’s spouse and (c) 95,678 shares of common stock issuable upon the exercise of stock options held by Dr. Bhat’s spouse that are exercisable or will be exercisable within 60 days of September 29, 2023. Does not include 178,429 shares of common stock held by Dr. Bhat, and 60,412 shares of common stock held by Dr. Bhat’s spouse, issuable upon the exercise of stock options that are not exercisable within 60 days of September 29, 2023.

(3)	Dr. Cantillon resigned as our Chief Medical Officer effective July 5, 2022.

(4)

Includes 11,866 shares of common stock issuable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of September 29, 2023. Does not include 1,334 shares of common stock issuable upon the exercise of stock options that are not exercisable within 60 days of September 29, 2023.

(5)

Includes 11,866 shares of common stock issuable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of September 29, 2023. Does not include 1,334 shares of common stock issuable upon the exercise of stock options that are not exercisable within 60 days of September 29, 2023.

(6)

Includes 21,700 shares of common stock issuable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of September 29, 2023. Does not include 6,727 shares of common stock issuable upon the exercise of stock options that are not exercisable within 60 days of September 29, 2023.

(7)

Includes 137,985 shares of common stock issuable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of September 29, 2023. Does not include 82,015 shares of common stock issuable upon the exercise of stock options that are not exercisable within 60 days of September 29, 2023.

(8)

Based on the information provided in the Schedule 13D/A filed with the SEC on September 12, 2022 by Mr. Saxena with respect to himself, Vedanta Associates, L.P., Beta Operators Fund, L.P., Vedanta Associates-R, L.P. and Vedanta Partners, LLC. Includes (a) 871,337 shares held directly by Mr. Saxena, (b) 99,539 shares held by Vedanta Associates, L.P., (c) 399,000 shares held by Beta Operators Fund, L.P., (d) 931,000 shares held by Vedanta Associates-R, L.P., (e) 869,565 shares of common stock issuable upon the exercise of pre-funded warrants held by Beta Operators Fund, L.P., (f) 513,834 shares of common stock issuable upon the exercise of pre-funded warrants held by Vedanta Associates-R, L.P., (g) 869,565 shares of shares of common stock issuable upon the exercise of warrants held by Beta Operators Fund, L.P., (h) 513,834 shares of common stock issuable upon the exercise of warrants held by Vedanta Associates-R, L.P. and (i) 11,866 shares of common stock issuable upon the exercise of stock options held by Mr. Saxena that are exercisable or will be exercisable within 60 days of September 29, 2023. Does not include (a) 299,250 shares of common stock issuable upon the exercise of 399,000 warrants held by Beta Operators Fund, L.P. which are subject to a 4.99% beneficial ownership limitation blocker, (b) 698,250 shares of common stock issuable upon the exercise of 931,000 warrants held by Vedanta Associates-R, L.P. which are subject to a 4.99% beneficial ownership limitation blocker, or (c) 1,334 shares of common stock issuable upon the exercise of stock options held by Mr. Saxena that are not exercisable within 60 days of September 29, 2023.

(9)

Vedanta Partners, LLC is the general partner of Vedanta Associates, L.P. Vedanta Associates, L.P. is the general partner of Beta Operators Fund, L.P. and Vedanta Associates-R, L.P.  Vedanta Partners, LLC has voting and dispositive power over the securities held by Vedanta Associates, L.P.  Vedanta Associates, L.P. has voting and dispositive power over securities held by Beta Operators Fund L.P. and Vedanta Associates-R, L.P.  Parag Saxena is the majority owner of Vedanta Partners, LLC and controls Vedanta Partners, LLC, Vedanta Associates-R, L.P. and Beta Operators Fund, L.P. and may be deemed to be the beneficial owner of the securities held by such entities.  Mr. Saxena, however, disclaims beneficial ownership over any securities owned by such entities except to the extent of his pecuniary interest therein. The business address of Vedanta Associates, L.P., Beta Operators Fund, L.P., Vedanta Associates-R, L.P. and Vedanta Partners, LLC is c/o Vedanta Partners, LLC, 250 West 55th Street, New York, New York 10019.

(10)

Based on the information provided in the Schedule 13G/A filed with the SEC on February 14, 2023 by Tang Capital Partners, L.P. with respect to itself, Tang Capital Management, LLC and Kevin Tang. Includes 2,487,105 shares of common stock issuable upon the exercise of warrants that are exercisable or will be exercisable within 60 days. The exercise of the warrants are subject to a 9.99% beneficial ownership limitation blocker which the holder has elected. The amounts and percentages in the table give effect to the beneficial ownership limitation. Tang Capital Management, LLC is the general partner of Tang Capital Partners, L.P. and has voting and dispositive power over the securities held by Tang Capital Partners, L.P. Kevin Tang is the manager of Tang Capital Management, LLC. The address for Tang Capital Partners, L.P., Tang Capital Management, LLC and Kevin Tang is 4747 Executive Drive, Suite 210, San Diego, CA 92121. Does not include 912,870 shares of common stock issuable upon the exercise of warrants held by Tang Capital Partners, L.P. which are subject to a 9.99% beneficial ownership limitation blocker.

TRANSACTIONS WITH RELATED PERSONS

The following includes a summary of transactions since January 1, 2021, to which we or Tenzing have been a participant in which the amount involved exceeded or will exceed the lesser of (i) $120,000 or (ii) 1% of our average total assets at year end for the last two completed fiscal years, and in which any of our directors, executive officers or beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described in the section entitled “Executive Compensation.”

Indian Subsidiary

Mr. Krishnamurthy Bhat, an Indian resident and the brother of Dr. Bhat, the Company’s Chief Executive Officer’s, holds a 1% ownership stake and is a director of the Company’s subsidiary, Reviva Pharmaceuticals India Private Limited. The Indian government regulates ownership of Indian companies by non-residents. Foreign investment in Indian securities is generally regulated by the Consolidated Policy on Foreign Direct Investment issued by the Government and the Foreign Exchange Management Act, 1999, which prevents 100% ownership by a foreign parent company of its Indian subsidiary.

Employment

The Company employs Seema R. Bhat, the spouse of Laxminarayan Bhat, the Company’s Chief Executive Officer, as its Vice President for Program & Portfolio Management, pursuant to an Offer Letter dated March 1, 2011 (the “Bhat 2011 Offer Letter”). In October 2015, Ms. Bhat entered into a letter agreement with the Company pursuant to which Ms. Bhat agreed to a reduction in her base annual salary to $30,000.00 for an indefinite period of time. Effective since October 2018, Ms. Bhat had agreed to defer her entire salary, without interest. Effective as of October 2, 2020, 35,385 shares of the Company common stock were issued to Ms. Bhat in full satisfaction of the entire deferred salary balance owed to Ms. Bhat, pursuant to a Stock Issuance Agreement and Release.

On June 16, 2021, the Company entered into an Employment Letter with Ms. Bhat (the “Bhat 2021 Employment Letter”), which supersedes the Bhat 2011 Offer Letter. The Bhat 2021 Employment Letter provides for Ms. Bhat to continue to serve as our Vice President for Program & Portfolio Management reporting to our Chief Executive Officer or our Board and provides for an annual base salary of $277,000, retroactive to December 15, 2020 (the day following the Business Combination). Under the Bhat 2021 Employment Letter, Ms. Bhat is eligible for annual bonuses in the discretion of our Board. The Bhat 2021 Employment Letter provides that to receive any bonus, Ms. Bhat must be employed by the Company at the time of payment. The Bhat 2021 Employment Letter provides that Ms. Bhat may also receive, in the discretion of our Board, equity awards under the Company’s 2020 Equity Incentive Plan or any other equity incentive plan that the Company may adopt in the future. The Bhat 2021 Employment Letter contains customary confidentiality and assignment of inventions provisions. On February 8, 2023, our compensation committee (i) awarded Ms. Bhat a $83,100 bonus for 2022, representing 30% of her then-current base salary, (ii) set Ms. Bhat’s new base salary for 2023 at $310,000, effective as of January 1, 2023, and (iii) determined that Ms. Bhat is eligible to receive a 2023 bonus at a target level of 32% of her then-current base salary, subject to the satisfaction of certain subjective and/or objective criteria established and approved by our compensation committee. On April 25, 2023, our compensation committee awarded Ms. Bhat an option to purchase 150,000 shares of our common stock at an exercise price of $6.74 per share, based on the closing price of our common stock on the grant date in accordance with the terms of our 2020 Equity Incentive Plan. The option was immediately vested as to 50% of the shares subject thereto on the grant date, and provides for vesting as to an additional 1.389% of the shares subject thereto on the last day of each month thereafter.

Effective since October 2018, Dr. Cantillon had agreed to defer his entire salary, without interest. Effective as of October 2, 2020, 35,385 shares of Old Reviva common stock were issued to Dr. Cantillon in full satisfaction of the entire deferred salary balance owed to Dr. Cantillon, pursuant to a Stock Issuance Agreement and Release. Dr. Cantillon resigned as our Chief Medical Officer effective July 5, 2022.

Effective since April 2019, Dr. Bhat had agreed to the deferral of his past salary as necessary, without interest. Effective as of October 2, 2020, 132,506 shares of Old Reviva common stock were issued to Dr. Bhat in full satisfaction of the entire deferred salary balance owed to Dr. Bhat, pursuant to a Stock Issuance Agreement and Release.

Indemnification Agreements

The Company has entered into indemnification agreements with each of its directors and named executive officers. These agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company also intends to enter into indemnification agreements with its future directors and executive officers. For a more fulsome description of the indemnification agreements refer to the disclosure in “Executive Compensation”.

Participation in 2021 Offering

Vedanta Associates, LP (“VA”), an affiliate of Parag Saxena, the Chairman of our Board, or one or more accounts affiliated with VA (such funds or accounts, together with VA, the “Vedanta Accounts”) purchased an aggregate of $4,987,500.00 in units in the Company’s public offering completed in June 2021 at the public offering price. The underwriters received the same discount on the units purchased by the Vedanta Accounts as they did from any other units sold to the public in this public offering.

Participation in 2022 Offering

The Vedanta Accounts purchased an aggregate of $3,499,861.13 in pre-funded warrants and warrants in the Company’s offering completed in September 2022. The placement agent received the same commission on the securities purchased by the Vedanta Accounts as they did from any other securities sold to other investors in the offering.

Policies and Procedures for Related Party Transactions:

Our Board has adopted a policy that its executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of its common stock, any members of the immediate family of any of the foregoing persons and any firms, corporations or other entities in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest (collectively “related parties”), are not permitted to enter into a transaction with the Company without the prior consent of our Board acting through the Audit Committee or, in certain circumstances, the chairman of the Audit Committee. Any request for the Company to enter into a transaction with a related party, in which the amount involved exceeds $100,000 and such related party would have a direct or indirect interest must first be presented to the Audit Committee, or in certain circumstances the chairman of the Audit Committee, for review, consideration and approval. In approving or rejecting any such proposal, the Audit Committee, or the chairman of the Audit Committee, is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, the extent of the benefits to us, the availability of other sources of comparable products or services and the extent of the related party’s interest in the transaction.

PROPOSAL 2:

RATIFY THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023

The Audit Committee has appointed Moss Adams LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2023, and will offer a resolution at the Annual Meeting for the Company’s stockholders to ratify the selection. Although stockholder ratification is not required, the designation of Moss Adams LLP is being submitted for ratification at the Annual Meeting because it is perceived to be a matter of good corporate governance practice to submit this issue for ratification by stockholders. Ultimately, the Audit Committee retains full discretion and will make all determinations with respect to the appointment of the Company’s independent registered public accounting firm.

Additional Information Regarding Change of Independent Auditor

Armanino LLP (“Armanino”) served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022 and audited the Company’s financial statements for such year.

As previously disclosed by the Company in its Current Report on Form 8-K filed with the SEC on July 24, 2023, the Company was informed on July 18, 2023 by Armanino, the Company’s current independent registered public accounting firm, that Armanino would decline to stand for re-appointment after completion of Armanino’s review procedures on the unaudited financial statements of the Company as of and for the three and nine months ended September 30, 2023. Armanino advised the Company that its decision not to stand for reappointment was due to Armanino’s transition away from providing financial statement audit services to public companies. In light of Armanino’s determination, the Audit Committee of the Company’s Board of Directors initiated a process to select a new accounting firm to serve as the Company’s independent registered public accountant.

As previously disclosed by the Company in its Current Report on Form 8-K filed on October 4, 2023 with the SEC, on October 4, 2023, the Audit Committee of the Company’s Board of Directors appointed Moss Adams LLP as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2023.  Moss Adams LLP’s engagement, which commences with the audit of the Company’s financial statements for the fiscal year ending December 31, 2023, will not affect Armanino’s review of the Company’s unaudited financial statements for the third quarter of 2023, which Armanino remains engaged to complete.  Armanino’s engagement and tenure as the Company’s independent registered public accounting firm will end upon completion of Armanino’s review procedures on the unaudited financial statements of the Company as of and for the three and nine months ending September 30, 2023 and the filing with the SEC of the Company’s Quarterly Report on Form 10-Q for such period.

During the Company’s two most recent fiscal years ended December 31, 2021 and 2022, and the subsequent interim period through October 4, 2023, the date of Moss Adams LLP’s engagement, neither the Company nor anyone acting on its behalf consulted with Moss Adams LLP regarding either of the following: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Moss Adams LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.

Armanino’s audit reports on the Company's consolidated financial statements as of and for the years ended December 31, 2021 and 2022 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except the audit report for the fiscal year ended December 31, 2022 contained a “going concern” explanatory paragraph. During the years ended December 31, 2021 and 2022, and during the subsequent interim period through October 4, 2023, there were no (a) disagreements with Armanino on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Armanino's satisfaction, would have caused Armanino to make reference to the subject matter thereof in connection with its reports for such periods; or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

Attendance at Annual Meeting

Representatives of both Moss Adams LLP (our new independent auditors commencing with the fiscal year ending December 31, 2023) and Armanino (our independent auditors for the fiscal year ended December 31, 2022) are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions from stockholders.

Principal Accountant Audit Fees and Services

With the change in the Company’s audit firm, we will begin reporting fees paid to Moss Adams LLP in next year’s proxy statement for our 2024 Annual Meeting of Stockholders. The following table summarizes the fees for professional services rendered by Armanino for each of the respective last two fiscal years:

Year ending December 31,	2022	2021
Audit fees(1)(2)(3)	$233,911	$336,417
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$233,911	$336,417

(1)

Audit fees consist of fees incurred for professional services rendered for the audit of our annual financial statements and review of the quarterly financial statements, assistance with registration statements filed with the SEC, and services that are normally provided by our independent registered public accounting firm in connection with regulatory filings or engagements.

(2)	For the fiscal year ended December 31, 2022, Audit fees of $94,878 were paid to Armanino.
(3)	For the fiscal year ended December 31, 2021, Audit fees of $384,300 were paid to Armanino.

Auditor Independence

In our fiscal years ended December 31, 2022 and 2021, there were no other professional services provided by Armanino that would have required our Audit Committee to consider their compatibility with maintaining the independence of Armanino.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All fees paid to Armanino for our fiscal years ended December 31, 2022 and 2021 were pre-approved by our Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2023.

STOCKHOLDER PROPOSALS

Stockholder Proposals for 2024 Annual Meeting

Any stockholder proposals submitted for inclusion in our proxy statement and form of proxy for our 2024 Annual Meeting in reliance on Rule 14a-8 under the Exchange Act must be received by us no later than June 6, 2024 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposal must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal shall be mailed to: Reviva Pharmaceuticals Holdings, Inc., 19925 Stevens Creek Blvd., Suite 100, Cupertino, California 95014, Attn.: Secretary.

Our bylaws state that a stockholder must provide timely written notice of any nominations of persons for election to our Board or any other proposal to be brought before the meeting together with supporting documentation as well as be present at such meeting, either in person or by a representative. For our 2024 Annual Meeting, a stockholder’s notice shall be timely received by us at our principal executive office no later than August 15, 2024 and no earlier than July 16, 2024; provided, however, that in the event the Annual Meeting is scheduled to be held more than thirty (30) days before the anniversary date of the immediately preceding Annual Meeting (the “Anniversary Date”) or more than sixty (60) days after the Anniversary Date, or if no Annual Meeting was held in the preceding year, a stockholder’s notice shall be timely if received by our Secretary at our principal executive office not later than the close of business on the later of (i) the ninetieth (90th) day prior to the scheduled date of such Annual Meeting; and (ii) the tenth (10th) day following the day on which such public announcement of the date of such Annual Meeting is first made by us. Proxies solicited by our Board will confer discretionary voting authority with respect to these nominations or proposals, subject to the SEC’s rules and regulations governing the exercise of this authority. Any such nomination or proposal shall be mailed to: Reviva Pharmaceuticals Holdings, Inc., 19925 Stevens Creek Blvd., Suite 100, Cupertino, California 95014, Attn.: Secretary.

Further, if you intend to nominate a director and solicit proxies in support of such director nominee(s) at our 2024 Annual Meeting, you must also provide the notice and additional information required by Rule 14a-19 to: Reviva Pharmaceuticals Holdings, Inc., 19925 Stevens Creek Blvd., Suite 100, Cupertino, California 95014, Attn.: Secretary, no later than September 16, 2024. This deadline under Rule 14a-19 does not supersede any of the timing requirements for advance notice under our bylaws. The supplemental notice and information required under Rule 14a-19 is in addition to the applicable advance notice requirements under our bylaws, as described in this section, and it shall not extend any such deadline set forth under our bylaws.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K (including our audited financial statements) filed with the SEC is enclosed herewith. Upon written request to the Company, the exhibits set forth on the exhibit index of our Annual Report on Form 10-K may be made available at reasonable charge (which will be limited to our reasonable expenses in furnishing such exhibits). Additional copies of our Annual Report on Form 10-K (including our audited financial statements) may be obtained without charge by writing to Reviva Pharmaceuticals Holdings, Inc., 19925 Stevens Creek Blvd., Suite 100, Cupertino, California 95014, Attn.: Secretary.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to: Reviva Pharmaceuticals Holdings, Inc., 19925 Stevens Creek Blvd., Suite 100, Cupertino, California 95014, Attn.: Secretary, or by phone at (408) 501-8881. Any stockholder who wants to receive a separate copy of this Proxy Statement, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

OTHER MATTERS

As of the date of this proxy statement, the Board does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors

/s/ Laxminarayan Bhat
Laxminarayan Bhat
Chief Executive Officer

October 4, 2023
Cupertino, California

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement for the 2023 Annual Meeting of Stockholders and the 2022 Annual Report on Form 10-K are available at www.proxyvote.com

REVIVA PHARMACEUTICALS HOLDINGS, INC.
2023 ANNUAL MEETING OF STOCKHOLDERS
November 13, 2023 at 11:00 AM Pacific Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Laxminarayan Bhat and Narayan Prabhu, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Reviva Pharmaceuticals Holdings, Inc. that the stockholder(s) is/are entitled to vote at the 2023 Annual Meeting of Stockholders to be held virtually via the Internet at 11:00 a.m., Pacific Time on Monday, November 13, 2023, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

0000620429_2 R1.0.0.6

Continued and to be signed on reverse side